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                                                                   EXHIBIT 23.3





                        CONSENT OF ARTHUR ANDERSEN LLP
                       RELATING TO KRANZCO REALTY TRUST
                        AND NEW AMERICA NETWORK, INC.

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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 8, 1998 on the consolidated financial statements of New America Network, Inc. (and to all references to our Firm) included in or made part of this Registration Statement on Form S-1 of New America Network, Inc.

/s/ Arthur Andersen LLP

July 17, 1998